Exhibit A

                    Applicant Subsidiaries of Emera and BHE
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A. Emera owns directly or indirectly a number of nonutility subsidiaries that are applicants as described below.

     1. NS Power Services Ltd., a corporation organized under the laws of Canada and a wholly owned subsidiary of Emera, was in the business of providing energy services primarily in Atlantic Canada, including the design, development, installation and investment in cost-effective energy projects for industrial, commercial, and institutional customers to assist in reducing overall energy consumption. NS Power Services Ltd. is currently inactive.

          1.1. NSP Trigen Inc., a corporation organized under the laws of Canada, is 50% owned by NS Power Services Ltd., and the remainder is owned by a nonaffiliate, 3003252 Nova Scotia Ltd., which is wholly-owned by Trigen Energy Corp. NSP Trigen Inc. was formed to develop district energy and cogeneration in Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland. NSP Trigen Inc. is currently inactive.

     2. Emera Fuels Inc., a corporation organized under the laws of Canada, is a wholly owned subsidiary of Enercom Inc. that is engaged in the supply of furnace and fuel oil, lubricants, diesel and gasoline products.

     3. Strait Energy Inc., a corporation organized under the laws of Canada, is a wholly owned subsidiary of Emera that sells steam energy to a large industrial customer located in Nova Scotia.

     4. Emera Utility Services Inc., a corporation organized under the laws of Canada, is a wholly owned subsidiary of Emera engaged in the provision of utility services, in particular, the supply and maintenance of electric transformers.

          4.1 Cablecom Ltd., a corporation organized under the laws of Canada, is a wholly owned subsidiary of 510845 N.B. Inc. Cablecom Ltd. is engaged in the design and engineering, project management, construction, structured cabling, maintenance and installation of fiber optic and wireless communications applications.

               4.1.1 Fibretek Inc., a corporation organized under the laws of Canada, is a wholly owned subsidiary of Cablecom Ltd that engages in the same activities as its parent.

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          4.2 Utilismart Corporation, a corporation organized under the laws of
Canada, provides electrical consumption tracking software.

     5. NSP Pipeline Management Ltd., a corporation organized under the laws of Canada, is a wholly owned subsidiary of Emera that owns a 12.5% interest in Maritimes and Northeast Pipeline Management Ltd.

          5.1 Maritimes and Northeast Pipeline Management Ltd., a corporation organized under the laws of Canada, is 12.5% owned by NSP Pipeline Management Ltd. and the remainder is owned by nonaffiliates. Maritimes and Northeast Pipeline Management Ltd. is the general partner of, and owns a 0.125% interest in, Maritimes and Northeast Pipeline Limited Partnership. Maritimes and Northeast Pipeline Management Ltd. operates and manages the Canadian portion of the Maritimes and Northeast Pipeline, a natural gas pipeline with its origin in Nova Scotia and its terminus near Boston. The company is exempt under the Act according to Rule 16 and is not an applicant. It is included herein for informational purposes only.

     6. NSP Pipeline Inc., a corporation organized under the laws of Canada, is a wholly owned subsidiary of Emera that owns a 12.375% interest in the Maritimes and Northeast Pipeline Limited Partnership.

          6.1 Maritimes and Northeast Pipeline Limited Partnership, a limited partnership organized under the laws of Canada, is 12.375% owned by NSP Pipeline Inc. and 0.125% owned by Maritimes and Northeast Pipeline Management Ltd. The remainder is owned by nonaffiliates. Maritimes and Northeast Pipeline Limited Partnership owns the Canadian portion of the Maritimes and Northeast Pipeline. The company is exempt under the Act according to Rule 16 and is not an applicant. It is included herein for informational purposes only.

     7. NSP US Holdings Inc., a Delaware corporation, is a wholly owned subsidiary of Emera that indirectly owns a 12.5% interest in Maritimes and Northeast Pipeline L.L.C. through the holding companies identified below.

          7.1 NSP Investments Inc., a Delaware corporation and a wholly owned subsidiary of NSP US Holdings Inc. was established to facilitate the financing of the acquisition of Emera's interest in Maritimes and Northeast Pipeline, L.L.C.

          7.2 Scotia Holdings Inc., a Delaware corporation, is a wholly owned holding company subsidiary of NSP US Holdings Inc.

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               7.2.1 Nova Power Holdings Inc., a Delaware corporation, is a wholly owned holding company subsidiary of Scotia Holdings Inc.

                    7.2.1.1 Scotia Power U.S. Ltd., a Delaware corporation, is a wholly owned holding company subsidiary of Nova Power Holdings Inc.

                         7.2.1.1.1 Maritimes and Northeast Pipeline, L.L.C. is
12.5% owned by Scotia Power U.S. Ltd. and the remainder is owned by nonaffiliates. Maritimes and Northeast Pipeline L.L.C. owns the U.S. portion of the Maritimes and Northeast Pipeline. The company is exempt under the Act according to Rule 16 and is not an applicant. It is included herein for informational purposes only.

     8. 1447585 Ontario Ltd., a corporation organized under the laws of Canada, is a wholly owned subsidiary of Emera that was incorporated in the event it was needed in connection with the acquisition of BHE. 1447585 Ontario Ltd. is inactive.

          8.1 Ontario 8 Group Financing LLC, a limited liability company organized under the laws of Canada is inactive.

     9. Emera Energy Inc., a corporation organized under the laws of Canada, is a wholly owned holding company subsidiary of Emera with respect to the infrastructure assets associated with the Sable Offshore Energy Project, a natural gas production facility near Sable Island, Nova Scotia, and certain gas storage facilities described below.

          9.1 Emera Energy U.S. Subsidiary No. 1, Inc., a Delaware corporation, is a wholly owned sub-holding company.

               9.1.1 Emera Energy U.S. Subsidiary No. 2, Inc., a Delaware corporation, is a wholly owned subsidiary that holds a 40% membership interest in Greyhawk Gas Storage Company, L.L.C. ("Greyhawk").

                    9.1.1.1 Greyhawk was formed to design, develop, own and operate high-deliverability, multi-cycle natural gas storage facilities in the Northeast U.S. The company is exempt under the Act according to Rule 16 and is not an applicant. It is included herein for informational purposes only.

               9.2.1 Emera Energy Services Inc., a Delaware corporation, is engaged in marketing power and gas.

     10. 3065381 Nova Scotia Company, a corporation organized under the laws of Canada, was formed to facilitate the efficient ownership of Bangor Hydro-Electric Co.

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     11. 3065383 Nova Scotia Company, a corporation organized under the laws of
Canada, was formed to facilitate the efficient ownership of Bangor Hydro-Electric Co.

     12. 3065384 Nova Scotia Company, a corporation organized under the laws of Canada, was formed to facilitate the efficient ownership of Bangor Hydro-Electric Co.

     13. 3065385 Nova Scotia Company, a corporation organized under the laws of Canada, was formed to facilitate the efficient ownership of Bangor Hydro-Electric Co.

     14. Emera Investments LLC, a Delaware corporation, was formed to facilitate the efficient ownership of Bangor Hydro-Electric Co.

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B. BHE owns directly or indirectly a number of nonutility subsidiaries that are applicants as described below.

     1. Bangor Energy Resale, Inc., a Maine corporation and a wholly owned subsidiary of BHE permits BHE to use a power sales agreement as collateral for a bank loan.

     2. CareTaker, Inc., a Maine corporation and a wholly owned subsidiary of BHE provides security alarm services.

     3. East Branch Improvement Company ("EBIC"), a Maine corporation, formerly provided water storage services for hydroelectric facilities. Its dams have been sold and EBIC is now inactive. BHE owns 60% of the common stock of EBIC.

          3.1 Godfrey's Falls Dam Company ("Godfrey's Falls"), a Maine corporation, holds rights that would permit future water storage development in the basin of the East Branch of the Penobscot River. Godfrey's Falls is wholly owned by EBIC and is also inactive.

          3.2 The Sawtelle Brook Dam & Improvement Company ("Sawtelle"), a Maine corporation, controls certain water rights in the basin of the East Branch of the Penobscot River. Sawtelle is wholly owned by EBIC and is also inactive.

     4. The Sebois Dam Company, a Maine corporation, improved the navigation of certain of the Sebois waters entering the Piscataquis River. The Sebois Dam Company is wholly owned by BHE and is also inactive.

     5. The Pleasant River Gulf Improvement Company, a Maine corporation, was engaged in water improvement. It is wholly owned by BHE and is inactive.

     6. Bangor Fiber Company, Inc., a Maine corporation, owns and leases fiber optic communications cable. It is wholly owned by BHE.

     7. Bangor Line Company, a Maine corporation, constructs and maintains transmission and distribution lines and provides engineering services. It is wholly owned by BHE.